EXHIBIT 10.1.18.3

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT FOR

CHESAPEAKE ENERGY CORPORATION

LONG TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the grant date set forth on the attached Notice of Grant of Award and Award Agreement (the “Notice”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);

W I T N E S S E T H:

WHEREAS, the Participant is a Non-Employee Director, and it is important to the Company that the Participant be encouraged to remain a director; and

WHEREAS, the Company has previously adopted the Chesapeake Energy Corporation Long Term Incentive Plan (the “Plan”); and

WHEREAS, the Company has awarded the Participant shares of Common Stock under the Plan, as set forth on the Notice, subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:

1.         The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.

2.         The Award. The Company hereby awards to the Participant the number of shares of Common Stock set forth on the Notice, on the terms and conditions set forth herein and in the Plan (the “Award”).

3.         Terms of Award.

(a)        Escrow of Shares. A certificate or certificates, or book-entry equivalent, representing the shares of Common Stock subject to the Award shall be issued in the name of the Participant promptly following the award date. Any shares not vested (the “Restricted Stock”) shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement. Shares vested on the award date shall be delivered to the Participant either in certificate form or via D.W.A.C. (delivery/withdrawal at custodian) free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s Insider Trading Policy.

(b)        Vesting. The shares of Restricted Stock will vest based on the Participant’s continuous service with the Company, in any capacity (including as a director, consultant or an employee), in accordance with the vesting schedule set forth on the Notice. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed “Vested Stock.”

(c)        Voting Rights and Dividends. The Participant shall not have the voting rights attributable to the shares of Restricted Stock issued under this Award. No dividends will be paid to the Participant with respect to shares of Restricted Stock until such Restricted Stock becomes Vested Stock.

(d)        Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the Stock and the Secretary of the Company shall deliver to the Participant shares either in certificate form or via D.W.A.C. representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s Insider Trading Policy.

(e)        Acceleration of Otherwise Unvested Restricted Stock After a Participant’s Termination. A Participant who ceases to be a director and is not employed by the Company, a Subsidiary or Affiliated Entity as an employee or consultant (either directly or indirectly) or the personal representative of a deceased Participant will have the right to receive all of the unvested shares of Restricted Stock on the date of the Participant’s termination as a director (or termination of employment, if applicable), unless the Participant is terminated for cause.

4.         Fundamental Transaction; Change of Control. In accordance with the terms of the Plan, all Restricted Stock that becomes Vested Stock upon the occurrence of a Fundamental Transaction or a Change of Control shall be delivered to the Participant in certificate form or via D.W.A.C. free and clear of all restrictions, except for any applicable securities law restrictions. In the event that acceleration of vesting of this Award is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively the “Excise Tax”), the Participant shall be entitled to receive a payment (a “Gross-Up Payment”) in an amount such that after payment by the Participant of all taxes, including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of this Award. Any determination concerning the amount of Gross-Up Payment payable shall be made by an outside auditor selected by the Company and shall be binding on the Participant.

5.         Nontransferability of Award. Restricted Stock is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, Restricted Stock contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock involved in such attempt.

6.         Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Restricted Stock or any election made by the Participant. Required withholding taxes as determined by the Company associated with this Award must be paid in cash unless the Committee permits the Participant to pay such withholding taxes by directing the Company to withhold from the Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.

7.         Notification of 83(b) Election. In the event the Participant elects to make an 83(b) election with respect to this Award, the Participant must provide the Company notice of such election at the same time the election is filed with the Internal Revenue Service. The Participant must also tender to the Company payment of the required withholding taxes associated with such election. In the event the Participant makes an 83(b) election without consulting with the Company as to the payment of required withholding taxes, the Company may withhold from other payments to the Participant amounts necessary to effect the required withholding.

8.         Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

9.         Securities Law Restrictions. This Award shall be vested and common stock issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.

10.       Participant Misconduct. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the Stock Option may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This paragraph 10 shall have no effect and be deleted from this Agreement following a Change of Control.

11.       Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company.

12.       Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.

13.       Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

14.       Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

Notice of Grant of Award and Award Agreement	Chesapeake Energy Corporation ID: 73-1395733 6100 N. Western Avenue Oklahoma City, OK 73118

<NAME>	Award Number:	_________
<ADDRESS>	Plan:	LTIP
<ADDRESS>	ID:	_________

Effective July 1, <year>, you have been granted an award of <number> shares of Chesapeake Energy Corporation (the Company) common stock. These shares are restricted until the vest date(s) shown below.

The current total value of the award is $_____________.

The award will vest in increments on the date(s) shown. [25% of award vested immediately and remaining 75% of award vested in 3 equal annual installments]

Shares	Full Vest
__________	July 1, <year>
__________	July 1, <year>
__________	July 1, <year>
__________	July 1, <year>

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

Chesapeake Energy Corporation	Date

<NAME>         Date